                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          DIGI INTERNATIONAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            DIGI INTERNATIONAL INC.
                              11001 BREN ROAD EAST
                          MINNETONKA, MINNESOTA 55343
                                  612/912-3444

                                                                 January 5, 1999

Dear Stockholder:

            You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, commencing at 3:30 p.m., Central Standard Time, on Wednesday, January 27, 1999.

            The Secretary's Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.

            We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying postage-paid reply envelope as quickly as possible, even if you plan to attend the Annual Meeting. If you later desire to revoke the proxy, you may do so at any time before it is exercised.

            IF YOU HAVE QUESTIONS REGARDING THIS SOLICITATION, PLEASE CALL THE COMPANY AT 612-912-3444 OR MACKENZIE PARTNERS, INC. TOLL-FREE AT 800-332-2885.

                                          Sincerely,

                                          /s/ John P. Schinas

                                          John P. Schinas

                                          CHAIRMAN OF THE BOARD

                            DIGI INTERNATIONAL INC.

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                JANUARY 27, 1999

    The Annual Meeting of Stockholders of Digi International Inc. will be held at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, at 3:30 p.m., Central Standard Time, on Wednesday, January 27, 1999 for the following purposes:

    1.  To elect two directors for a three-year term.

    2. To amend the Digi International Inc. Stock Option Plan (the "Plan") to reserve 700,000 additional shares of Common Stock for future awards and to extend the expiration date of the Plan from December 1, 2006 to November 24, 2008.

    3. To transact such other business as may properly be brought before the meeting.

    The Board of Directors has fixed December 11, 1998 as the record date for the meeting, and only stockholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

    YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING. EVEN IF YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID REPLY ENVELOPE AS QUICKLY AS POSSIBLE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE, AND RETURNING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING AND REVOKE THE PROXY.

                                          By Order of the Board of Directors,

                                          /s/ James E. Nicholson

                                          James E. Nicholson

                                          SECRETARY

Minnetonka, Minnesota
January 5, 1999

                            -----------------------

                                PROXY STATEMENT

                             ---------------------

                              GENERAL INFORMATION

    The enclosed proxy is being solicited by the Board of Directors of Digi International Inc., a Delaware corporation (the "Company"), for use in connection with the Annual Meeting of Stockholders to be held on Wednesday, January 27, 1999 at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, commencing at 3:30 p.m., Central Standard Time, and at any adjournments thereof. Only stockholders of record at the close of business on December 11, 1998 will be entitled to vote at such meeting or adjournments. Proxies in the accompanying form which are properly signed, duly returned to the Company and not revoked will be voted in the manner specified. A stockholder executing a proxy retains the right to revoke it at any time before it is exercised by notice in writing to the Secretary of the Company of termination of the proxy's authority or a properly signed and duly returned proxy bearing a later date.

    The address of the principal executive office of the Company is 11001 Bren Road East, Minnetonka, Minnesota 55343 and the Company's telephone number is
(612) 912-3444. The mailing of this Proxy Statement and form of proxy to stockholders will commence on or about January 9, 1999.

    Stockholder proposals intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company at its principal executive office no later than September 11, 1999 for inclusion in the Proxy Statement for that meeting. Any other stockholder proposals for the Company's 2000 Annual Meeting of Stockholders must be received by the Company at its principal executive office not less than 60 days prior to the date fixed for such annual meeting, unless the Company gives less than 75 days' prior public disclosure of the date of the meeting, in which case the Company must receive notice from the stockholder not later than the close of business on the fifteenth day following the day on which the Company makes such public disclosure. The notice must set forth certain information concerning such proposal, including a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, the name and record address of the stockholder proposing such business, the class and number of shares of the Company which are beneficially owned by the stockholder, and any material interest of the stockholder in such business.

    Under the Company's Bylaws, nominations of persons for election as a director at any meeting of stockholders must be made pursuant to timely notice in writing to the President of the Company. To be timely, a stockholder's notice must be delivered to or mailed to and received at, the principal executive offices of the Company not less than 60 days prior to the date fixed for the meeting, unless the Company gives less than 75 days' prior public disclosure of the date of the meeting, in which case the Company must receive notice from the stockholder not later than the close of business on the fifteenth day following the day on which the Company makes such public disclosure.

    The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of the mails, certain directors, officers and employees of the Company may solicit proxies by telephone, telegram or personal contact, and have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials. To assist the Company in soliciting proxies for the 1999 Annual Meeting of Stockholders, the Company has retained MacKenzie Partners, Inc. for a total fee not to exceed $10,000 plus out-of-pocket expenses.

    With the exception of the election of directors, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required for approval of each proposal presented in this Proxy Statement. A plurality of the votes of outstanding shares of Common Stock of the Company present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required for the election of directors. Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum at the meeting. However, shares of a stockholder who either abstains, withholds authority to vote for the election of directors or each of the proposals or who does not otherwise vote in person or by proxy (including broker non-votes) will not be counted for the election of directors or approval of the proposals.

    The Common Stock of the Company, par value $.01 per share, is the only authorized and issued voting security of the Company. At the close of business on December 11, 1998 there were 14,588,995 shares of Common Stock issued and outstanding, each of which is entitled to one vote. Holders of Common Stock are not entitled to cumulate their votes for the election of directors.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table sets forth, as of December 11, 1998, the beneficial ownership of Common Stock of the Company by each director or nominee for director of the Company, by each executive officer of the Company named in the Summary Compensation Table herein, by all directors, nominees and executive officers as a group, and by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company.

                 NAME AND ADDRESS                      AMOUNT AND NATURE OF        PERCENTAGE OF
                OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP (1)   OUTSTANDING SHARES
---------------------------------------------------  ------------------------  ---------------------
Directors, nominees and executive officers:
  Willis K. Drake                                                   62,135(2)               *
  Jerry A. Dusa                                                    351,125(3)             2.4%
  Richard E. Eichhorn                                              102,750(4)               *
  Douglas J. Glader                                                 33,812(5)               *
  Dino G. Kasdagly                                                  10,000(6)               *
  Jonathon E. Killmer                                               23,850(7)               *
  Robert S. Moe                                                     59,625(8)               *
  Mykola Moroz                                                     115,786(9)               *
  John P. Schinas                                               1,407,260(10)             9.6%
  David Stanley                                                    85,250(11)               *

All directors, nominees and executive officers as a
group (10 persons, including those named above)                 2,251,593(12)            14.7%

------------------------

 *  Less than one percent.

 (1) Unless otherwise indicated in footnote below, the listed beneficial owner has sole voting power and investment power with respect to such shares.

 (2) Includes 30,000 shares covered by options which are exercisable within 60 days of the record date.

 (3) Includes 348,125 shares covered by options which are exercisable within 60 days of the record date.

 (4) Includes 83,500 shares covered by options which are exercisable within 60 days of the record date.

 (5) Includes 28,700 shares covered by options which are exercisable within 60 days of the record date.

 (6) Includes 10,000 shares covered by options which are exercisable within 60 days of the record date.

 (7) Includes 22,500 shares covered by options which are exercisable within 60 days of the record date. Includes 175 shares held by the IRA of Mr. Killmer's spouse and 1,000 shares held directly by Mr. Killmer's spouse. Mr. Killmer disclaims beneficial ownership for shares held by his spouse. Mr. Killmer held the office of Senior Vice President of the Company until his resignation effective October 30, 1998. Due to his resignation, Mr. Killmer's 22,500 options will lapse on January 28, 1999, unless previously exercised.

 (8) Includes 18,125 shares covered by options which are exercisable within 60 days of the record date. Includes 1,500 shares held directly by Mr. Moe's spouse. Mr. Moe disclaims beneficial ownership for the shares held by his spouse.

 (9) Includes 108,250 shares covered by options which are exercisable within 60 days of the record date.

(10)  Mr. Schinas' address is 11001 Bren Road East, Minnetonka, Minnesota 55343.

(11) Includes 79,750 shares covered by options which are exercisable within 60 days of the record date.

(12) Includes 319,625 shares covered by options which are exercisable within 60 days of the record date held by five non-employee directors of the Company and 409,325 shares covered by options which are exercisable within 60 days of the record date held by four executive officers of the Company.

                             ELECTION OF DIRECTORS

    The business of the Company is managed by or under the direction of a Board of Directors with a number of directors, not less than three, fixed from time to time by the Board of Directors. The Board is divided into three classes, and directors of one class are elected each year for a term of three years. Each class consists of at least one director. The Board of Directors has fixed at two the number of directors to be elected to the Board at the 1999 Annual Meeting of Stockholders and has nominated the two persons named below for election as directors. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the two nominees named below.

    Each of the nominees named below is currently a director of the Company, and each has indicated a willingness to serve as a director. In case any nominee is not a candidate for any reason, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion.

    Following is certain information regarding the nominees for the office of director and the current directors whose terms expire after the 1999 Annual
Meeting:

DIRECTOR NOMINEES FOR TERM EXPIRING IN 2002:

ROBERT S. MOE, AGE 67

    Mr. Moe has been a member of the Board of Directors since October 1996. From 1981 to his retirement in 1993, he was the Chief Financial Officer of Polaris Industries, Inc., a manufacturer of snowmobiles, all-terrain vehicles and personal watercraft. He is also a director of Polaris Industries, Inc.

JOHN P. SCHINAS, AGE 61

    Mr. Schinas, a founder of the Company, has been its Chairman of the Board since July 1991. He has been a member of the Board of Directors since the Company's inception in July 1985 and served as the Company's Chief Executive Officer from July 1985 to January 1992.

DIRECTORS WHOSE TERMS EXPIRE AFTER 1999:

WILLIS K. DRAKE, AGE 75

    Mr. Drake has been a member of the Board of Directors since 1987. Since 1983, Mr. Drake has been a private investor. Mr. Drake is also a director of Analysts International Corporation, a software manufacturer, Innovex Inc., a manufacturer of specialty precision electromagnetic products, and Telident, Inc., a manufacturer of telephone system enhancement equipment, as well as several privately held companies.

JERRY A. DUSA, AGE 51

    Mr. Dusa has been a member of the Board of Directors and President and Chief Executive Officer of the Company since March 12, 1997 after serving the Company as interim acting Chief Executive Officer from January 3, 1997 to March 12, 1997. Prior to January 3, 1997, Mr. Dusa had been the owner and principal of Phase One Partners, Inc., an investment and consulting business, since 1995 and had acted as a consultant to the Company in this capacity since August 1996. From 1994 to 1995, Mr. Dusa was Vice President of Fujitsu Microelectronics, Inc., a manufacturer of integrated circuit products. From 1993 to 1994, Mr. Dusa was President of Eagle Technology, a manufacturer of network connectivity products. From 1992 to 1993, Mr. Dusa was President of Kalpana, Inc., a manufacturer of network connectivity products. Prior to 1992, Mr. Dusa held executive management positions with a number of high technology companies including IBM Corporation, 3Com Corporation and Tandem Computers.

RICHARD E. EICHHORN, AGE 69

    Mr. Eichhorn has been a member of the Board of Directors since 1987. Since April 1992, Mr. Eichhorn has been a private investor. He is also a director of several privately held companies.

MYKOLA MOROZ, AGE 61

    Mr. Moroz, a founder of the Company, has been a member of the Board of Directors since July 1991. He was a consultant to the Company on manufacturing operations from December 1994 to November 1996. He was President of the Company from July 1991 to November 1994 and Chief Executive Officer from January 1992 to November 1994. Mr. Moroz was Chief Operating Officer of the Company from July 1991 to January 1992. Mr. Moroz is also a director of Parts 1, Inc., a privately held corporation that is a supplier to the Company.

DAVID STANLEY, AGE 63

    Mr. Stanley has been a member of the Board of Directors since 1990. Mr. Stanley served as Chairman and Chief Executive Officer of Payless Cashways, Inc., a building materials retailer, from 1984 to 1997. Payless Cashways, Inc. filed a voluntary Chapter 11 bankruptcy petition on July 21, 1997. A plan of reorganization was approved by the creditors and confirmed by the United States Bankruptcy Court for the Western District of Missouri in November 1997. Payless Cashways, Inc. emerged from bankruptcy in early December 1997. Mr. Stanley is also a director of Best Buy Co., Inc., a consumer electronics retailer.

    None of the directors is related to any other director or to any executive officer of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

    The Board of Directors met eight times during fiscal 1998. All directors attended at least 75% of the meetings of the Board and of the Committees on which they served held during fiscal 1998. The Company has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Following is a description of the functions performed by each of these Committees.

AUDIT COMMITTEE

    The Company's Audit Committee consists of Messrs. Stanley (Chairman), Moe and Moroz. The Audit Committee makes recommendations concerning the selection and appointment of independent auditors, reviews the scope and findings of the completed audit and reviews the adequacy and effectiveness of the Company's accounting policies and system of internal accounting controls. The Audit Committee met four times during fiscal 1998.

COMPENSATION COMMITTEE

    The Company has a Compensation Committee consisting of Messrs. Eichhorn (Chairman), Drake and Moe, which reviews and acts upon management recommendations concerning employee stock options, bonuses and other compensation and benefit plans and administers the Digi International

Inc. Stock Option Plan, the Digi International Inc. Non-Officer Stock Option Plan and the Digi International Inc. Employee Stock Purchase Plan. The Compensation Committee met eight times during fiscal 1998.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

    The Company has a Corporate Governance and Nominating Committee, which advises and makes recommendations to the Board on all matters concerning directorship and corporate governance practices and the selection of candidates as nominees for election as directors. The Committee, consisting of Messrs. Schinas (Chairman), Stanley and Eichhorn, met once in fiscal 1998.

    This Committee will consider persons recommended by stockholders in selecting nominees for election to the Board of Directors. Stockholders who wish to suggest qualified candidates should write to: Digi International Inc., 11001 Bren Road East, Minnetonka, MN 55343, Attention: Chairman, Corporate Governance and Nominating Committee. All recommendations should state in detail the qualification of such persons for consideration by the Committee and should be accompanied by an indication of the person's willingness to serve.

DIRECTOR COMPENSATION

    Currently, each non-employee director of the Company who beneficially owns not more than 5% of the Company's outstanding Common Stock who is newly elected to the Board, whether elected at an annual meeting or during the year, and who has not previously been a director of the Company, receives a one-time, non-elective grant of an option to purchase 5,000 shares of Common Stock of the Company at the then-current market price. Furthermore, each non-employee director of the Company who beneficially owns not more than 5% of the Company's outstanding Common Stock, whether incumbent or newly elected, who is a director at the conclusion of an annual meeting receives a non-elective grant of an option to purchase 1,500 shares of Common Stock of the Company at the then-current market price. If a newly elected non-employee director is first elected during the year, then such non-elective option grant is prorated. In addition, each non-employee director of the Company who beneficially owns not more than 5% of the Company's outstanding Common Stock, whether incumbent or newly elected, who is a director at the conclusion of an annual meeting has an election to receive one of the following: (i) an option to purchase 6,000 shares of Common Stock of the Company at the then-current market price or (ii) cash payments consisting of an annual retainer of $8,000, payable quarterly in arrears, plus per meeting fees of $750 for each meeting of the Board of Directors attended and $350 for each committee meeting attended that is not held on the same day as a meeting of the Board of Directors. If a newly elected non-employee director of the Company who beneficially owns not more than 5% of the Company's outstanding Common Stock is first elected during the year, the option grant to purchase 6,000 shares of Common Stock or the $8,000 annual retainer is prorated. As additional compensation, each committee Chairman who is also a non-employee director who beneficially owns not more than 5% of the Company's outstanding Common Stock has an annual election to receive one of the following in addition to the compensation described above: (i) an option to purchase 1,000 shares of the Common Stock of the Company at the then-current market price or (ii) a cash payment of $2,500. Directors who beneficially own more than 5% of the Company's outstanding Common Stock serve without receiving the compensation described above. Mr. Schinas serves as Chairman of the Board pursuant to an employment agreement for an annual base salary of $100,000 and such bonus compensation as the Compensation Committee may determine to award in its discretion.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee (the "Committee") of the Board of Directors establishes the general compensation policies of the Company and specific compensation for each of the Company's executive officers. The purpose of this report is to inform stockholders of the Company's compensation policies for executive officers and the rationale for the compensation paid to executive officers in fiscal 1998.

COMPENSATION PHILOSOPHY

    The Company has a "pay for performance" compensation program for its executive officers. The compensation program is designed to motivate and reward executives responsible for attaining the financial and strategic objectives essential to the Company's success and continued growth, while at the same time allowing the Company to attract and retain high-caliber executives. The Committee believes that the Company's compensation practices reward executives commensurately with their ability (i) to meet the Company's established financial targets and other goals, through cash bonuses, and (ii) to drive increases in stockholder value, through stock options.

    A central feature of the Company's compensation program is its emphasis on objective performance incentives. Under the Company's historical practice, performance targets are established by the Committee at the outset of each fiscal year for each executive officer. The Company's historical practice has been to communicate to each executive, near the outset of a fiscal year, the performance targets that must be met for that fiscal year and the amount of cash bonus that the executive will be eligible to receive if such goals are met.

    The Committee believes that base salaries of the Company's executive officers are below average relative to its national and regional peer companies. However, if the cash bonus targets are fully achieved, executive officers of the Company are able to earn total cash compensation that is above average relative to these peer companies as a group. This analysis supports the Committee's compensation philosophy of putting a substantial portion of executives' total cash compensation "at risk" by tying it to the achievement of objective financial results and other goals, and giving executives the opportunity to earn above average compensation through performance.

    An additional important aspect of the Company's compensation program is its use of stock options. The Committee believes that the use of stock-based incentives ensures that the executive's interests are aligned with the long-term interests of the Company's stockholders. Executives are thereby given the incentive not only to meet their annual performance objectives, but also to achieve longer-term strategic goals.

EXECUTIVE OFFICER COMPENSATION PROGRAM

    The key components of the Company's compensation program are base salary, cash bonuses and stock options.

    BASE SALARY. The Committee annually reviews the base salary of each executive officer. In determining the appropriate base salary level for fiscal 1998, the Company considered base salaries for the previous fiscal year and individual performance, including performance in relation to performance targets for the then-ending fiscal year.

    The Company is a party to an employment agreement with its President and Chief Executive Officer, Jerry A. Dusa, pursuant to which Mr. Dusa has agreed to serve for an indefinite term in a senior executive capacity, initially as President and Chief Executive Officer of the Company, for an annual base salary of $250,000, subject to an annual review of Mr. Dusa's base salary by the Committee. On January 27, 1998, the Committee increased Mr. Dusa's base salary to $300,000, retroactive to October 1, 1997. The Committee has yet to review Mr. Dusa's base salary for fiscal 1999. The Committee believes that Mr. Dusa's base salary is below average relative to base salaries of comparable companies.

    The Company entered into employment agreements with certain executive officers, including Messrs. Glader, Kasdagly and Killmer, that establish certain minimum base salaries and bonus targets. The Committee has reviewed these salaries and targets and believes that they are consistent with the Company's compensation philosophy described above.

    CASH BONUSES. Each executive of the Company is given a specified bonus target which he or she will receive if the applicable objectives set by the Committee are met. These bonus targets have typically been 100% of base salary; however, Mr. Kasdagly's bonus target was set at 60% of base salary for fiscal 1998. Mr. Killmer's bonus opportunity for fiscal 1998 remained at $170,000 (equal to 100% of his annual base salary prior to May 1, 1998) despite the increase in his annual base salary to $210,000, effective May 1, 1998.

    At the outset of the 1998 fiscal year the Committee established Company-wide financial objectives and personal performance goals upon which cash bonuses for executives other than Mr. Dusa were based, subject to a partially guaranteed bonus payable to Mr. Killmer for fiscal 1998 and a one time signing bonus for Mr. Kasdagly. Mr. Dusa's Company-wide financial objectives and personal performance goals for fiscal 1998 were established by the Committee in January 1998. The Company's executive officers were awarded cash bonuses for fiscal 1998 based on the percentage of their objectives achieved. In addition, the Committee determined to award additional cash bonuses to Messrs. Dusa and Kasdagly in the exercise of its discretion. In making its determination to award these discretionary bonuses, the Committee considered the extraordinary efforts of these individuals in connection with the Company's acquisitions of Central Data Corporation ("Central Data") and ITK International, Inc. ("ITK International") during fiscal 1998. The Committee also considered the recommendation of the Chief Executive Officer with regard to executive bonuses other than his own. Taking these factors into account, the Committee determined to award the cash bonuses set forth in the Summary Compensation Table below. Mr. Dusa was awarded a performance bonus of 67% of base salary based upon the Committee's determination that he met his financial and operational objectives set in advance by the Committee at a level of 38.5% and should be awarded the additional discretionary bonus described above.

    The Committee has not yet set criteria for achievement of cash bonuses in fiscal 1999 by the executive officers but intends to set goals based in part upon the achievement of Company-wide financial goals and in part upon individualized performance factors specific to each executive officer's duties within the Company. See "Employment Contracts; Severance, Termination and Change-in-Control Arrangements" below. For fiscal 1999, the Committee set the bonus target for Messrs. Glader and Kasdagly at 100% of base salary. Mr. Dusa's bonus target is 100% of base salary under the terms of his employment contract. If some or all of the objectives are not met, the executive's bonus will be based on the percentage of objectives achieved, subject to the Compensation Committee's authority to award a greater bonus in its discretion. If the bonus objectives are exceeded, the Committee may decide to award more than the target amount. In fiscal 1999 there will be no guaranteed bonuses for the current executive officers of the Company.

    STOCK OPTIONS. Long-term incentives are provided through the Company's Stock Option Plan. The Plan is administered by the Committee, which is authorized to award stock options to employees of the Company and its subsidiaries, non-employee directors of the Company and certain advisors and consultants to the Company. While the Committee has broad discretion to select the optionees and to establish the terms and conditions for the grant, vesting and exercise of each option, the Committee's current practice is to grant stock options to employees vesting over four years in order to strengthen the employee's ties to the Company and to focus on enhancing stockholder value on a long-term basis. During fiscal 1998, the Committee adjusted this policy to conform to the industry practice of granting stock options vesting over four years. In fiscal 1998, Mr. Dusa was granted options with vesting schedules differing from the Company's current practice as described below. All options granted to Mr. Killmer will expire, unless previously exercised, on January 28, 1999, pursuant to the terms of the Company's stock option plan following his resignation as an executive officer of the Company on October 30, 1998.

    At the end of each fiscal year, the Committee considers whether awards will be made to executive officers under the Plan. In determining the employees to whom options shall be granted and the number of shares to be covered by each option, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion shall deem relevant.

    In fiscal 1998 the Committee granted to Mr. Dusa options to purchase an aggregate of 250,000 shares at the fair market value on December 31, 1997, of $17.00 per share ($3.85 per share below the fair market value on January 27, 1998, the date of grant), vesting in 20% increments on the first, second, third, fourth and fifth anniversaries of the date of grant with the possibility of performance-based accelerated vesting of (i) up to 125,000 shares upon the attainment of fiscal 1998 goals previously established for determination of Mr. Dusa's cash bonus and (ii) up to an additional 125,000 shares based upon the attainment of fiscal 1999 goals to be established by the Committee for determination of Mr. Dusa's cash bonus. If either the fiscal 1998 or 1999 goals are not fully attained, the number of options to be accelerated will be prorated based on the aggregate percentage achieved, in either case as determined by the Committee. The options to be accelerated are those that are the last to vest. Options to purchase a total of 48,125 shares were accelerated based on the Committee's determination that Mr. Dusa had attained 38.5% of his fiscal 1998 goals. In fiscal 1998, other executive officers were granted options to purchase an aggregate of 140,000 shares at prices ranging from $14.75 per share to $21.50 per share (each at the fair market value on the date of the grant).

    401-K SAVINGS AND PROFIT SHARING PLAN. Company officers may participate in the Company's 401-K Savings and Profit Sharing Plan (the "401-K Plan") which allows any Company employee who has completed six months of service and who is at least 18 years of age to contribute up to 15 percent of his or her earnings to the 401-K Plan. However, the participant's contributions are subject to an annual maximum imposed by the Internal Revenue Code of 1986, as amended (the "Code"), which was $10,000 in 1998 and will be $10,000 in 1999. The annual maximum will be indexed for inflation in future years.

    Under the 401-K Plan, the Company has discretion to make either profit sharing contributions or matching contributions. For any given year, the Company may decide to make no such contributions, to make one type of contribution or to make both types of contributions. Profit sharing contributions are allocated in proportion to the earnings of eligible participants. Matching contributions are allocated in proportion to the contributions each participant makes from his or her salary, unless the Company specifies a different matching formula for a particular year. To be eligible to receive either type of contribution for a particular year, the participant must be employed by the Company on December 31st of that year and must have completed at least 1,000 hours of service during the year. For fiscal 1998, the Company has decided to make an aggregate matching contribution of $240,000 and no profit sharing contribution. As of the date of this Proxy Statement no allocation of this matching contribution has been made to individual plan accounts for the 1998 calendar year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee, comprised entirely of independent, outside directors, is responsible for establishing and administering the Company's policies involving the compensation of executive officers. No employee of the Company serves on the Committee. During fiscal 1998 the members of the Committee were Richard E. Eichhorn (Chairman), Willis K. Drake and Robert S. Moe. The Committee members have no interlocking relationships as defined by the Securities and Exchange Commission.

                                         COMPENSATION COMMITTEE
                                          Richard E. Eichhorn, Chairman
                                          Willis K. Drake
                                          Robert S. Moe

                           SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table contains information concerning annual and long-term compensation for the fiscal years ended September 30, 1998, 1997, and 1996 provided to the Chief Executive Officer and the other three most highly compensated executive officers of the Company (the "Named Officers") who received remuneration exceeding $100,000 for the fiscal year ended September 30, 1998.

                                                                                         LONG-TERM
                                                              ANNUAL COMPENSATION       COMPENSATION
                                                         -----------------------------     AWARDS
                       NAME AND                          FISCAL                         ------------      ALL OTHER
                  PRINCIPAL POSITION                      YEAR     SALARY      BONUS     OPTIONS(#)     COMPENSATION
-------------------------------------------------------  ------   ---------   --------  ------------   ---------------
Jerry A. Dusa, President,                                  1998   $ 283,228   $200,000    250,000           $ (5)
 Chief Executive Officer, Director(1)                      1997     250,315    212,768    250,000              0

Douglas J. Glader, Senior Vice President, Manufacturing    1998     159,597    169,752     30,000             (5)
 Operations(2)                                             1997     169,327    123,000    105,800              0
                                                           1996     134,712          0     10,800              0

Dino G. Kasdagly, Senior Vice President, Development(3)    1998     171,106    143,938     80,000             (5)

Jonathon E. Killmer, Senior Vice President, Chief          1998     182,480    156,910     30,000             (5)
 Financial Officer, Treasurer(4)                           1997     144,231    100,000    105,000              0

------------------------

 (1) Mr. Dusa became President and Chief Executive Officer, and a Director, on March 12, 1997. Prior to March 12, 1997, Mr. Dusa served as interim acting Chief Executive Officer from January 3, 1997 and served as a consultant to the Company prior to that time.

(2) Mr. Glader joined the Company in 1994, became Vice President in February 1995 and became Senior Vice President in April 1997.

(3) Mr. Kasdagly joined the Company as Senior Vice President in October 1997. Pursuant to his employment agreement, the Company paid Mr. Kasdagly a one time signing bonus of $42,407.74, which is included in his 1998 bonus compensation in the above table. See "Employment Contracts; Severance, Termination of Employment and Change-in-Control Arrangements" below.

(4) Mr. Killmer joined the Company as Vice President, Chief Financial Officer and Treasurer in October 1997. Mr. Killmer became Senior Vice President, Chief Financial Officer and Treasurer in July 1997 and held such offices until his resignation effective October 30, 1998.

(5) No allocation of the Company's matching contribution to the 401-K Plan has been made to individual plan accounts for the 1998 calendar year. If allocated, these amounts would be reflected here and would be the only compensation reported in this column.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                  INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------
                                               PERCENT OF
                                 NUMBER OF       TOTAL                                       POTENTIAL REALIZABLE VALUE AT
                                SECURITIES      OPTIONS                                      ASSUMED ANNUAL RATES OF STOCK
                                UNDERLYING     GRANTED TO     EXERCISE                       PRICE APPRECIATION FOR OPTION
                                  OPTIONS      EMPLOYEES       OR BASE                                 TERMS (1)
                                  GRANTED      IN FISCAL        PRICE     EXPIRATION   ------------------------------------------
             NAME                   (#)           YEAR         ($/SH)        DATE        0% ($)        5% ($)         10% ($)
------------------------------  -----------  --------------  -----------  -----------  ----------  --------------  --------------
Jerry A. Dusa.................     250,000(2)       20.83%    $   17.00     01/28/08   $  968,750  $    4,250,794  $    9,286,093
Douglas J. Glader.............      30,000(3)        2.50         27.50     04/20/08            0         518,838       1,314,838
Dino G. Kasdagly..............      50,000(4)        4.16         14.75     10/28/07            0         463,810       1,175,385
Dino G. Kasdagly..............      30,000(3)        2.50         27.50     04/20/08            0         518,838       1,314,838
Jonathon E. Killmer...........      30,000(3)        2.50         27.50     04/20/08            0         518,838       1,314,838
All Stockholders' Potential Realizable Value at
 Assumed Growth Rates (5)............................................................  $        0  $  462,649,245  $  734,097,858
---------------------------------------------------------------------------------------------------------------------------------

(1) The dollar amounts under these columns are the results of calculations at a 0% annual appreciation rate, and at the 5% and 10% annual appreciation rates set by the Securities and Exchange Commission for illustrative purposes, and, therefore, are not intended to forecast future financial performance or possible future appreciation, if any, in the price of the Company's stock. Stockholders are therefore cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that optionees will only realize value from the option grants shown when the price of the Company's stock appreciates (other than in the case of Mr.
     Dusa), which benefits all stockholders commensurately.

(2) These options become exercisable in 20% increments on the first, second, third, fourth and fifth anniversaries of the date of grant with the possibility of performance-based accelerated vesting of (i) up to 125,000 shares upon the attainment of fiscal 1998 goals previously established for determination of Mr. Dusa's cash bonus and (ii) up to an additional 125,000 shares based upon the attainment of fiscal 1999 goals to be established by the Committee for determination of Mr. Dusa's cash bonus. If either the fiscal 1998 or 1999 goals are not fully attained, the number of options to be accelerated will be prorated based on the aggregate percentage achieved, in either case as determined by the Committee. The options to be accelerated are those that are the last scheduled to vest. Based upon Mr. Dusa's achievement of 38.5% of his fiscal 1998 goals, vesting was accelerated with respect to 48,125 shares covered by these options.

(3) These options become exercisable as to 7,500 shares on April 20, 1999, and as to 625 shares on the twentieth day of each of the next 36 months beginning on May 20, 1999.

(4) These options become exercisable in 20% increments on the first, second, third, fourth and fifth anniversaries of the date of grant.

(5) These calculations are based upon 14,588,995 outstanding shares and assume a base price of $19.40, the average price of the options granted to the Named Officers.

                               AGGREGATED OPTION
                         EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

    The purpose of the following table is to report exercises of stock options by the Named Officers during fiscal 1997 and any value of their unexercised stock options as of September 30, 1998. One Named Officer exercised stock options in fiscal 1998 pursuant to the Company's Stock Option Plan. The Company has not issued any stock appreciation rights to the Named Officers.

                                                                                                  VALUE OF
                                                                     NUMBER OF                   UNEXERCISED
                                                                    UNEXERCISED                 IN-THE-MONEY
                                                                     OPTIONS AT                  OPTIONS AT
                                                                       FY-END                     FY-END(1)
                             SHARES ACQUIRED      VALUE      --------------------------  ---------------------------
           NAME                ON EXERCISE      REALIZED     EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
---------------------------  ---------------  -------------  -----------  -------------  ------------  -------------
Jerry A. Dusa..............             0      $         0      250,000        250,000   $  1,236,250   $         0
Douglas J. Glader..........        23,400          371,850       28,700        113,700         99,475       333,225
Dino G. Kasdagly...........             0                0            0         80,000              0             0
Jonathon E. Killmer........             0                0       22,500        112,500         74,375       265,625

------------------------

(1) Value is based on a share price of $12.25, which was the last reported sale price for a share of Common Stock on the Nasdaq National Market System on September 30, 1998, minus the exercise price.

                EMPLOYMENT CONTRACTS; SEVERANCE, TERMINATION OF
                 EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

    JERRY A. DUSA. The Company and Mr. Dusa are currently parties to an employment agreement entered into upon Mr. Dusa's election as President and Chief Executive Officer of the Company on March 13, 1997. The agreement provides that Mr. Dusa will be paid a base salary initially at the annual rate of $250,000. The Committee will review Mr. Dusa's base salary annually and may, in its sole discretion, increase it to reflect performance and other factors. The Committee increased Mr. Dusa's base salary to $300,000 for fiscal 1998. The Committee has not yet reviewed Mr. Dusa's base salary for fiscal 1999. The agreement also provides that Mr. Dusa will be entitled to a cash bonus equal to 100% of his base salary, provided that the objectives set by the Committee, acting in its sole discretion, are met. If some or all of the objectives are not met for a fiscal year then the Committee shall determine in its discretion what portion of the target bonus amount, if any, will be paid to Mr. Dusa. Based upon his achievement of 38.5% of his performance objectives and an additional discretionary amount awarded in connection with his efforts in completing the Company's acquisitions of Central Data and ITK International during fiscal 1998, the Committee awarded Mr. Dusa a cash bonus of $200,000 for fiscal 1998 which was equal to 67% of his aggregate base salary for fiscal 1998.

    Mr. Dusa has a fully vested option to purchase 10,000 shares of the Company's Common Stock at a per share exercise price of $10.125 which he received on January 3, 1997 in connection with his service as interim acting Chief Executive Officer of the Company. Pursuant to his employment agreement the Company issued to Mr. Dusa stock options to purchase an aggregate of 240,000 shares of the Company's Common Stock in March 1997. These options were granted at the fair market value on the date of grant, vesting in 25% increments on the first, second, sixth and seventh anniversaries of the date of grant with the possibility of accelerated vesting of the 25% increments allocated to the sixth and seventh years if the closing price of the Company's Common Stock equals or exceeds $20.00 per share for 90 consecutive calendar days at any time prior to the fifth anniversary of the date of grant. The Committee, in its discretion, vested all 240,000 shares subject to this option in January 1998. In January 1998, Mr. Dusa was granted an option to purchase 250,000 shares at $17.00 per share ($3.85 per share below the fair market value on the date of grant), vesting in 20% increments on the first, second, third, fourth and fifth anniversaries of the date of grant with the possibility of performance-based accelerated vesting of (i) up to 125,000 shares upon the attainment of fiscal 1998 goals previously established for determination of Mr. Dusa's cash bonus and
(ii) up to an additional 125,000 shares based upon the attainment of fiscal 1999 goals to be established by the Committee for determination of Mr. Dusa's cash bonus. If either the fiscal 1998 or 1999 goals are not fully attained, the number of options to be accelerated will be prorated based on the aggregate percentage achieved, in either case as determined by the Committee. The options to be accelerated are those that are the last scheduled to vest. Based upon Mr. Dusa's achievement of 38.5% of his fiscal 1998 goals, vesting was accelerated with respect to 48,125 shares covered by this option. The agreement also provides that Mr. Dusa is entitled to the benefits and perquisites which the Company generally provides to its other employees under applicable Company plans and policies.

    Under the terms of Mr. Dusa's employment agreement, if the Company terminates his employment without cause, Mr. Dusa is entitled to receive his then current base salary for a period of twelve months. In addition, any unvested stock options will vest immediately prior to any termination of his employment by the Company without cause. Any unvested stock options will also vest in the event of a

"change in control" of the Company, which is deemed to have occurred if any person or group acquires more than 25% of the voting power of the Company, or if there is a change in the membership of the Board of Directors, not approved by the continuing directors, such that persons who were directors at the beginning of any three-year period no longer constitute a majority of the Board.

    DOUGLAS J. GLADER. The Company's agreement with Mr. Glader on February 6, 1995 provides that Mr. Glader will be paid a base salary at the annual rate of $120,000, which the Committee increased to $170,000 for fiscal 1997 and 1998 and which will increase to $190,000 for fiscal 1999. The Committee will review Mr. Glader's base salary annually and may, in its sole discretion, increase it to reflect performance, appropriate industry guideline data and other factors, but is not obligated to provide for any increases in base salary. Under his agreement, Mr. Glader also is entitled to a cash bonus opportunity based on his percentage of achievement of objectives set by the Committee, of up to 100% of his base salary in any fiscal year. The Committee increased this percentage to 110% for fiscal 1997 and 1998, but it will return to 100% for fiscal 1999. In addition, Mr. Glader was granted an option to purchase 20,000 shares of Common Stock of the Company with an exercise price at the fair market value on the date of grant, vesting over five years. In August 1996, Mr. Glader was granted an option to purchase 10,800 shares at the fair market value on the date of the grant, vesting over five years with the possibility of accelerated vesting of the 20% increments allocated to the fourth and fifth years if the closing price of the Company's Common Stock equals or exceeds $26.00 per share for twenty consecutive trading days. These options were repriced as part of a May 8, 1997 option repricing and the substitute options now vest over four years. In May 1997, Mr. Glader was granted an additional option to purchase 75,000 shares at the fair market value on the date of the grant, vesting over five years. In April 1998, Mr. Glader was granted an option to purchase 30,000 shares of Common Stock of the Company at the fair market value on the date of grant, vesting over four years. All of Mr. Glader's option grants will also vest in full in the event of his termination without cause or a "change in control" of the Company which is deemed to occur under the same conditions as for purposes of Mr. Dusa's option vesting. If Mr. Glader's employment is terminated without cause, he would be entitled to receive severance of $60,000. Mr. Glader also is entitled to the benefits and perquisites which the Company generally provides to its other employees under applicable Company plans and policies.

    DINO G. KASDAGLY. The Company's agreement with Mr. Kasdagly dated October 1, 1997, provides that Mr. Kasdagly will be paid a base salary at an annual rate of $175,000, which the Committee has increased to $185,000 for fiscal 1999. Mr. Kasdagly's employment agreement also provides for a guaranteed payment of $20,000, after taxes ($42,407.74 before taxes), paid in January 1998. Under his agreement, Mr. Kasdagly is entitled to a cash bonus based on the percentage of his achievement of objectives set by the Committee, of up to 60% of his base salary in any fiscal year. The Committee increased his cash bonus opportunity to 100% of his base salary for fiscal 1999. Mr. Kasdagly's employment agreement also provided for an option to purchase 50,000 shares of Common Stock of the Company at the fair market value on the date of the grant, vesting over five years. In April 1998, Mr. Kasdagly was granted an additional option to purchase 30,000 shares, vesting over four years. Mr. Kasdagly's options will vest in full in the event of his termination without cause or a "change in control" of the Company which is deemed to occur under the same conditions as for purposes of Mr. Dusa's options vesting. Finally, Mr. Kasdagly's employment agreement with the Company entitles him to the benefits and perquisites which the Company generally provides to its other employees under applicable Company plans and policies.

    JONATHON E. KILLMER. Prior to his resignation, effective October 30, 1998, the Company was party to an employment agreement with Mr. Killmer dated September 16, 1996, which provided that Mr. Killmer would be paid a base salary at an annual rate of $150,000, which the Committee increased to $170,000 for fiscal 1998 and further increased, effective May 1, 1998, to $210,000. Under his agreement, Mr. Killmer was also entitled to a cash bonus based on his percentage of achievement of objectives set by the Committee of up to 100% of his base salary in any fiscal year. For fiscal 1997, $100,000 of Mr. Killmer's bonus was guaranteed. For fiscal 1998, the Committee determined to guarantee $80,000 of Mr. Killmer's bonus. The Committee decreased the amount of Mr. Killmer's guaranteed bonus to 40% on May 1, 1998, resulting in a guaranteed bonus of $63,333.33 ( 7/12 times $80,000 plus 5/12 times $40,000) for fiscal 1998. Mr.
Killmer's employment agreement also provided for an option to purchase 30,000 shares of Common Stock of the Company at the fair market value on the date of grant, vesting over five years. This option was repriced as part of the May 8, 1997 repricing and the substitute option now vests over four years. In May and July 1997, Mr. Killmer was granted additional options to purchase 25,000 and 50,000 shares, respectively, vesting over five years. The 25,000 share option was granted at the fair market value on the date of grant and the 50,000 share option was granted at $1.13 below the fair market value on the date of grant. In April 1998, Mr. Killmer was granted an option to purchase 30,000 shares of Common Stock of the Company at the fair market value on the date of grant, vesting over four years. Mr. Killmer's options would have vested in full in the event of his termination without cause or a "change in control" of the Company had either event occurred prior to his resignation. As a result of his resignation, Mr. Killmer's 22,500 exercisable options will expire on January 28, 1999, unless previously exercised. Finally, Mr. Killmer's employment agreement with the Company entitles him to the benefits and perquisites which the Company generally provides to its other employees under applicable Company plans and policies.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the 1934 Act requires that the Company's directors and executive officers file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors and executive officers are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's directors and executive officers, all Section 16(a) filing requirements were met for the fiscal year ended September 30, 1998.

                             PERFORMANCE EVALUATION

    The graph below compares the total cumulative stockholders' return on the Company's Common Stock for the period from the close of the NASDAQ Stock Market -- U.S. Companies on September 30, 1993 to September 30, 1998, the last day of fiscal 1998, with the total cumulative return on the CRSP Total Return Index for the Nasdaq Stock Market-U.S. Companies (the "CRSP Index") and the CRSP Index for Nasdaq Computer Manufacturers Stocks (the "Peer Index") over the same period. The index level for the graph and table was set to $100 on September 30, 1993 for the Common Stock, the CRSP Index and the Peer Index and assumes the reinvestment of all dividends.
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


                                                                                       Digi    Nasdaq Stock Market
                                                                         International Inc.         (US Companies)
9/30/93                                                                            $100.000               $100.000
10/29/93                                                                           $104.706               $102.247
11/30/93                                                                            $90.588                $99.201
12/31/93                                                                           $104.706               $101.966
1/31/94                                                                             $90.588               $105.061
2/28/94                                                                             $87.059               $104.080
3/31/94                                                                             $81.176                $97.681
4/29/94                                                                             $63.971                $96.412
5/31/94                                                                             $62.353                $96.649
6/30/94                                                                             $70.588                $93.114
7/29/94                                                                             $62.353                $95.025
8/31/94                                                                             $67.059               $101.084
9/30/94                                                                             $67.059               $100.826
10/31/94                                                                            $78.824               $102.806
11/30/94                                                                            $78.824                $99.396
12/30/94                                                                            $88.235                $99.674
1/31/95                                                                            $101.176               $100.243
2/28/95                                                                            $109.412               $105.544
3/31/95                                                                            $103.529               $108.674
4/28/95                                                                            $104.706               $112.098
5/31/95                                                                             $96.471               $114.989
6/30/95                                                                            $107.059               $124.308
7/31/95                                                                            $115.882               $133.446
8/31/95                                                                            $132.941               $136.151
9/29/95                                                                            $132.941               $139.281
10/31/95                                                                           $125.882               $138.477
11/30/95                                                                           $109.412               $141.729
12/29/95                                                                            $89.412               $140.974
1/31/96                                                                            $109.412               $141.667
2/29/96                                                                            $127.059               $147.059
3/29/96                                                                            $129.412               $147.544
4/30/96                                                                            $132.941               $159.781
5/31/96                                                                            $132.353               $167.118
6/28/96                                                                            $125.882               $159.585
7/31/96                                                                             $60.000               $145.354
8/30/96                                                                             $67.059               $153.498
9/30/96                                                                             $67.059               $165.238
10/31/96                                                                            $69.412               $163.412
11/29/96                                                                            $61.765               $173.514
12/31/96                                                                            $44.706               $173.358
1/31/97                                                                             $39.412               $185.678
2/28/97                                                                             $38.824               $175.408
3/31/97                                                                             $33.529               $163.954
4/30/97                                                                             $31.176               $169.080
5/30/97                                                                             $42.353               $188.242
6/30/97                                                                             $47.647               $194.007
7/31/97                                                                             $54.118               $214.484
8/29/97                                                                             $70.588               $214.157
9/30/97                                                                             $67.059               $226.814
10/31/97                                                                            $71.176               $215.072
11/28/97                                                                            $91.471               $216.150
12/31/97                                                                            $80.000               $212.688
1/30/98                                                                            $107.941               $219.357
2/27/98                                                                            $114.118               $239.944
3/31/98                                                                            $129.706               $248.789
4/30/98                                                                            $125.294               $253.005
5/29/98                                                                            $107.059               $239.120
6/30/98                                                                             $95.294               $255.976
7/31/98                                                                             $90.588               $253.184
8/31/98                                                                             $48.235               $203.694
9/30/98                                                                             $57.647               $231.786
Symbol                                                        CRSP Total Returns Index for:               09/30/93
-- --                                                               Digi International Inc.                  100.0
*                                                        Nasdaq Stock Market (US Companies)                  100.0
/                                                      Nasdaq Computer Manufacturers Stocks                  100.0
                                                                 SIC 3570-3579 US & Foreign
Notes:
A. The lines represent monthly index levels derived
from
compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the
market
capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal
year-end,
is not a trading day, the preceding trading day is
used.
D. The index level for all series
was set to $100.0 on 09/30/93.

                                                         NASDAQ COMPUTER
                                                       Manufacturers Stocks
                                                              SIC 3570-3579
                                                               US & Foreign
9/30/93                                                            $100.000
10/29/93                                                           $107.314
11/30/93                                                           $109.883
12/31/93                                                           $116.497
1/31/94                                                            $122.236
2/28/94                                                            $125.197
3/31/94                                                            $112.941
4/29/94                                                            $105.560
5/31/94                                                             $98.323
6/30/94                                                             $91.588
7/29/94                                                             $97.702
8/31/94                                                            $107.303
9/30/94                                                            $111.361
10/31/94                                                           $121.520
11/30/94                                                           $120.243
12/30/94                                                           $127.969
1/31/95                                                            $125.104
2/28/95                                                            $128.566
3/31/95                                                            $134.863
4/28/95                                                            $141.736
5/31/95                                                            $145.693
6/30/95                                                            $163.960
7/31/95                                                            $176.942
8/31/95                                                            $188.314
9/29/95                                                            $197.263
10/31/95                                                           $206.310
11/30/95                                                           $213.879
12/29/95                                                           $201.487
1/31/96                                                            $202.212
2/29/96                                                            $222.467
3/29/96                                                            $207.623
4/30/96                                                            $237.946
5/31/96                                                            $254.131
6/28/96                                                            $233.396
7/31/96                                                            $209.501
8/30/96                                                            $223.970
9/30/96                                                            $257.370
10/31/96                                                           $258.413
11/29/96                                                           $281.313
12/31/96                                                           $270.131
1/31/97                                                            $293.999
2/28/97                                                            $253.074
3/31/97                                                            $227.051
4/30/97                                                            $236.383
5/30/97                                                            $290.991
6/30/97                                                            $293.458
7/31/97                                                            $357.214
8/29/97                                                            $356.071
9/30/97                                                            $368.364
10/31/97                                                           $340.741
11/28/97                                                           $344.251
12/31/97                                                           $326.779
1/30/98                                                            $356.586
2/27/98                                                            $403.970
3/31/98                                                            $402.141
4/30/98                                                            $431.068
5/29/98                                                            $421.069
6/30/98                                                            $476.867
7/31/98                                                            $500.134
8/31/98                                                            $434.070
9/30/98                                                            $523.302
Symbol                                                             09/30/94   09/30/95   09/30/96   09/30/97   09/30/98
-- --                                                                  67.1      132.9       67.1       67.1       57.6
*                                                                     100.8      139.2      165.2      226.8      231.8
/                                                                     111.4      197.3      257.4      368.4      523.3
Notes:
A. The lines represent monthly index levels derived
from
compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the
market
capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal
year-end,
is not a trading day, the preceding trading day is
used.
D. The index level for all series
was set to $100.0 on 09/30/93.

                    PROPOSED AMENDMENTS TO STOCK OPTION PLAN

DESCRIPTION OF THE PLAN AND PROPOSED AMENDMENTS

    The Plan provides for the issuance of options that qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the issuance of nonstatutory stock options.

    The purpose of the Plan is to promote the interests of the Company and its stockholders by providing key personnel of the Company and its subsidiaries with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company. It is also expected that the opportunity provided by the Plan to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability.

    The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"), which consists of not less than two directors who are "Non-Employee Directors" as that term is defined in Rule 16b-3(b) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). As permitted by amendments to rules promulgated under Section 16 of the 1934 Act, the Plan was amended to allow the Chief Executive Officer of the Company to make grants to persons not required to file reports under Section 16 of the 1934 Act, upon the precedent delegation of such authority by the Committee. On April 20, 1998, the Committee authorized the Chief Executive Officer to grant options to purchase an aggregate of 10,000 shares of Common Stock per quarter (without carryover), with a further limit of 2,000 shares per optionee, in each case at an exercise price not less than the fair market value of the Common Stock on the date of the grant. Officers and directors are not eligible to receive option grants approved by the Chief Executive Officer. Subject to the provisions of the Plan, the Committee may from time to time adopt such rules for the administration of the Plan as it deems appropriate.

    The Plan currently provides that the Committee may grant options to purchase shares of Common Stock of the Company, not to exceed 4,129,400 shares in the aggregate. Incentive stock options to purchase an aggregate of 485,331 shares of Common Stock were outstanding as of December 11, 1998 and held by 137 employees, including executive officers, under the Plan. Nonstatutory stock options to purchase an aggregate of 1,847,763 shares of Common Stock were outstanding as of December 11, 1998 and held by 197 employees, including executive officers, under the Plan. At December 11, 1998, options to purchase an aggregate of 518,110 shares of Common Stock would be available for future stock option grants under the Plan. Options outstanding at December 11, 1998 have per share exercise prices ranging from $.50 to $29.25, or a weighted average per share exercise price of $12.56, and generally expire ten years from the date of grant of the option, on dates ranging between May 31, 1999 and November 24, 2008 (unless exercised prior to that time). Approximately 300 key employees are currently eligible to participate in the Plan.

DESCRIPTION OF THE PROPOSED AMENDMENTS

    Effective November 24, 1998, the Board of Directors adopted, effective upon stockholder approval at the 1999 annual meeting, amendments to the Plan's provisions relating to the number of shares of

Common Stock authorized for issuance under the Plan and the expiration date of the Plan. The proposed amendments would do the following:

    1. Increase the number of shares of Common Stock that may be issued under the Plan from 4,129,400 to 4,829,400. The purpose of this amendment is to ensure that the Company has flexibility to meet its foreseeable future needs for stock options to be granted under the Plan.

    2. Extend the expiration date of the Plan from December 1, 2006 to November 24, 2008. The purpose of this amendment is to ensure that the Company is able to continue to grant stock options under the Plan after November 24, 1998.

DESCRIPTION OF THE PLAN

    Shares issued upon exercise of options granted under the Plan shall be authorized and unissued shares of Common Stock of the Company or treasury stock. If any option lapses or terminates for any reason before being completely exercised, the shares covered by the unexercised portion of such option may again be made subject to subsequently granted options under the Plan. The aggregate number of shares that may be made subject to options granted under the Plan, and the number of shares covered by an outstanding option and the purchase price per share of such option, may, at the discretion of the Committee, be adjusted to give effect to certain adjustments made during the term of the Plan or such option, as the case may be, in the number of shares of Common Stock of the Company outstanding through a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other relevant change.

    Incentive stock options and nonstatutory stock options may be granted under the Plan to employees of the Company or any subsidiary thereof. The Plan also provides that nonstatutory stock options may be granted to individuals or entities who are not "employees" but who provide services to the Company or any parent or subsidiary thereof in the capacity of a non-employee director, advisor or consultant, and must be granted to non-employee directors of the Company beneficially owning not more than 5% of the outstanding Common Stock. References in this description to "employment" shall include the providing of services in any such capacity or as a director.

    Nonstatutory options may also be granted in substitution for stock options held by employees of other corporations who are about to become employees of the Company or a subsidiary of the Company, or whose employer is about to become a subsidiary of the Company, as the result of a merger or consolidation of the Company or a subsidiary of the Company with another corporation, the acquisition by the Company or a subsidiary of the Company of all or substantially all of the assets of another corporation or the acquisition by the Company or a subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The Board of Directors of the Company has the discretion to vary the terms and conditions of any substitute options so granted from the terms and conditions set forth in the Plan to the extent that the Board of Directors deems appropriate to conform the substitute options to the options in substitution for which they are granted. The Board of Directors is not authorized to vary such terms and conditions so as to affect the status of any such substitute option as an incentive stock option under the Code.

    The Committee has complete discretion to select all optionees, other than non-employee directors, and to establish the terms and conditions for the grant, vesting and exercise of each option granted to each such optionee, subject in all cases to the provisions of the Plan. As of December 11, 1998, approximately 300 key employees, including executive officers, were eligible to receive option grants under the Plan. In determining the employees to whom options shall be granted and the number of shares to be covered by each option, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion shall deem relevant. More than one option may be granted to the same employee. In the case of any incentive stock option, to the extent that the aggregate fair market value, determined at the time the option is granted, of shares of Common Stock of the Company with respect to which incentive stock options held by the option holder first become exercisable in any calendar year (under the Plan and any other plans of the Company and its parent and subsidiaries) exceeds $100,000, such options shall be treated as nonstatutory stock options.

    Under the terms of the Plan as currently in effect, each person who is a non-employee director and who beneficially owns not more than 5% of the outstanding Common Stock is given, each year at the conclusion of the annual meeting of stockholders of the Company, (i) a non-elective grant of a nonstatutory stock option to purchase 1,500 shares of Common Stock, and (ii) the right to elect to receive a nonstatutory stock option to purchase 6,000 shares of Common Stock in lieu of cash compensation for the ensuing year. See "Election of Directors--Director Compensation" above. The Plan also provides that each eligible non-employee director who is elected between annual meetings of the stockholders of the Company is given (i) a nonstatutory stock option to purchase a prorated portion of the 1,500 shares of Common Stock, and (ii) the right to elect to receive, in lieu of cash compensation, a nonstatutory stock option to purchase a prorated portion of 6,000 shares of Common Stock.

    In addition, the Plan provides for an automatic initial one-time grant of a nonstatutory stock option to purchase 5,000 shares of Common Stock when a person who has not previously been a director of the Company (and who does not beneficially own more than 5% of the outstanding Common Stock of the Company) is first elected as a non-employee director.

    All options granted to non-employee directors under the Plan have an exercise price per share equal to the fair market value (as defined in the Plan) of a share of Common Stock on the date of grant. Presently, Messrs. Drake, Eichhorn, Stanley, Moroz and Moe are the only directors eligible to receive non-employee director stock option grants under the Plan.

    The Plan currently provides that (i) options granted to eligible non-employee directors at the conclusion of an annual meeting of stockholders vest as to 50% of the shares subject to the option on the date of each of the first and second subsequent annual meetings, and (ii) options granted to eligible non-employee directors between annual meetings vest as to 50% of the shares subject to the option on each of the first and second anniversaries of the date of grant.

    Notwithstanding the foregoing regular vesting provisions, an option held by a non-employee director vests and becomes immediately exercisable upon the latest of (i) the date on which such director attains 62 years of age, (ii) the date on which such director has completed five years of Service (as hereinafter defined), and (iii) the first anniversary of the date of grant of such option or, if applicable, the annual meeting of stockholders next succeeding the annual meeting at which such option was granted. Any option granted to an eligible non-employee director on or after the first accelerated vesting date for such director automatically vests on the annual meeting of stockholders next succeeding the annual meeting at which such option was granted. "Service", for purposes of this provision, means service to the Company or any subsidiary of the Company in the capacity of an advisor, consultant, employee, officer or director, and Service as a director from an annual meeting of stockholders to the next succeeding annual meeting constitutes a year of Service, notwithstanding that such period may actually be more or less than one year.

    The exercise price for nonstatutory options granted under the Plan to optionees other than non-employee directors as to automatic grants is determined by the Committee in its discretion and may be set at not less than 50% of the fair market value (as defined in the Plan) of the Company's Common Stock as of the date the option is granted. The exercise price for incentive stock options granted to optionees must be the fair market value (as defined in the Plan) of the Common Stock on the date of grant. If an incentive stock option is granted to an employee who owns, at the time of grant, more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary of the Company) (a "10% Stockholder"), the exercise price shall be at least 110% of the fair market value of the Company's Common Stock on the date of grant. The exercise price for options granted under the Plan may be paid in cash or, at the discretion of the optionee, by delivery to the Company of unencumbered shares of Common Stock of the Company having an aggregate fair market value on the date of exercise equal to the exercise price, or by a combination of cash and such shares. On December 11, 1998, the last reported sale price of the Company's Common Stock on the Nasdaq Stock Market was $10.19 per share.

    The Plan provides that options may be granted at any time prior to December 1, 2006 (November 24, 2008, as proposed to be amended). The date and time of approval by the Committee of the granting of an option shall be considered the date and time of the grant of such option. The term of each option is determined by the Committee but may not exceed ten years from the date the option is granted, or five years in the case of an incentive stock option granted to a 10% Stockholder. Each option and all rights to purchase shares thereunder also shall terminate three months after termination of the employment of an optionee (other than a non-employee director), or one year after termination of employment of an optionee who is disabled, or one year after the death of an optionee. No option granted under the Plan shall be assignable or transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

    In the event of the death or disability of an optionholder, options that were not previously exercisable will become immediately exercisable in full if such holder was continuously employed by the Company or a parent or subsidiary of the Company between the date the option was granted and the date of such disability, or, in the event of death, a date not more than three months prior to such death. Only the individual to whom an option is granted or his or her guardian or legal representative may exercise an option granted under the Plan, and only while such individual is an employee of the Company or of a parent or subsidiary thereof, and only if such individual has been continuously employed by the Company or a parent or subsidiary of the Company since the date the option was granted. An optionholder (other than a non-employee director) may, however, exercise the option within three months after termination of employment, to the extent the option was exercisable immediately prior to such termination, and may exercise the option within one year after termination if termination was the result of the disability of such individual, or, if the optionholder is a non-employee director, such optionholder may exercise the option after such individual ceases to be a director of the Company, to the extent the option was exercisable immediately prior to such individual's ceasing to be a director, and may exercise the option for only one year after such cessation, if cessation was the result of the disability of such individual. An option may be exercised after the death of the optionholder by such holder's legal representatives, heirs or legatees, but only within one year after the death of such optionholder. In no event shall any option be exercisable at any time after its expiration date.

    All options granted under the Plan will be evidenced by a written agreement in such form or forms as the Committee may from time to time determine. The agreement shall specify when each option granted under the Plan shall become exercisable.

    In the event of the proposed dissolution or liquidation of the Company or the proposed merger or consolidation of the Company with or into any other corporation, unless appropriate provision shall have been made in the event of a merger or consolidation for the protection of outstanding options granted under the Plan (a) by substitution, in lieu of such options, of options to purchase appropriate voting common stock (the "Survivor's Stock") of the corporation surviving the merger or consolidation or a parent corporation of the Company or the surviving corporation to be issuable upon the exercise of options, or (b) by delivery of a number of shares of the Survivor's Stock with a fair market value (as defined in the Plan) as of the effective date of such merger or consolidation equal to the product of the excess of the proceeds to be received per share of Common Stock covered by the option as of the effective date over the exercise price per share, times the number of shares covered by the option, the Committee shall declare that each outstanding option under the Plan shall be cancelled at the time of, or immediately prior to the occurrence of, such event in exchange for payment to each optionholder of cash equal to the amount, for each share covered by the cancelled option, by which the proceeds to be received per share of Common Stock exceeds the exercise price per share covered by such option. At the time of such declaration by the Committee, each option shall immediately become exercisable in full, and may be exercised prior to cancellation. The Plan shall terminate at the time of such cancellation, subject to the aforementioned payment obligations.

    The Board of Directors may at any time amend, suspend or discontinue the Plan; provided, however, that no amendment by the Board of Directors shall, without further approval of the stockholders of the Company, change the class of employees eligible to receive options, increase the total number of shares of Common Stock which may be made subject to options granted under the Plan or change the minimum purchase price for the exercise of an option granted under the Plan (except in the case of adjustments to give effect to certain adjustments made in the number of shares of Common Stock of the Company outstanding) or extend the term of the Plan.

FEDERAL TAX CONSIDERATIONS

    NONSTATUTORY STOCK OPTIONS. An optionee will realize no taxable income, and the Company will not be entitled to any related deduction, when a nonstatutory stock option is granted under the Plan. Generally, when shares are transferred to an optionee pursuant to the exercise of a nonstatutory stock option, the optionee will realize ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the option price. The Company will be entitled to a deduction at the same time and in the same amount as the optionee is considered to have realized ordinary income. Upon disposition of the shares, any additional gain or loss the optionee realizes will be a capital gain or loss. The Company will not be entitled to a deduction with respect to the disposition of shares by an optionee.

    Delivery of shares upon exercise of a nonstatutory stock option is subject to any required withholding taxes. An optionee may be required to pay the Company cash equal to the withholding taxes. The Committee may permit an optionee to cover all or part of any withholding taxes through a reduction in the number of shares of Common Stock delivered to the optionee.

    INCENTIVE STOCK OPTIONS. An optionee will realize no taxable gain, and the Company will not be entitled to any related deduction, when an incentive stock option is granted under the Plan. If certain statutory employment and holding period conditions are satisfied before the optionee disposes of shares acquired pursuant to the exercise of such an option, then the optionee will realize no taxable income upon the exercise of such option and the Company will not be entitled to any related deduction. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss an optionee realizes will generally be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by an optionee after the expiration of the statutory holding periods. Except in the event of death, if an optionee disposes of the shares before the expiration of the statutory holding periods (a "disqualifying disposition"), the optionee will be considered to have realized as compensation in the year of disposition an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The Company will be entitled to a deduction, at the same time and in the same amount as the optionee is deemed to have realized such compensation income. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively.

          THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE DIGI INTERNATIONAL INC. STOCK OPTION PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    A representative of PricewaterhouseCoopers LLP, as independent auditors for the Company for fiscal 1998, will be present at the annual meeting and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

                               ADDITIONAL MATTERS

    The Annual Report of the Company for the fiscal year ended September 30, 1998, including financial statements, is being mailed with this Proxy Statement.

    As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the annual meeting other than those referred to herein. If any other matters properly come before the annual meeting calling for a vote of stockholders, it is intended that the shares represented by the proxies solicited by the Board of Directors will be voted by the persons named therein in accordance with their best judgment.

                                         By Order of the Board of Directors,

                                         /s/ James E. Nicholson

                                         James E. Nicholson
                                          SECRETARY

Dated:  January 5, 1999

                              DIGI INTERNATIONAL INC.


                                 STOCK OPTION PLAN
                              AS AMENDED AND RESTATED
                                AS OF JULY 28, 1998
                               [JANUARY 27, 1999 AS
                              PROPOSED TO BE AMENDED]

1. PURPOSE OF PLAN. The purpose of this Digi International Inc. Stock Option Plan (the "Plan"), is to promote the interests of Digi International Inc., a Delaware corporation (the "Company"), and its stockholders by providing key personnel of the Company and its subsidiaries with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its subsidiaries. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability.

2. ADMINISTRATION OF PLAN. This Plan shall be administered by a committee of two or more directors (the "Committee") appointed by the Company's board of directors (the "Board"). No person shall serve as a member of the Committee unless such person shall be a "Non-Employee Director" as that term is defined in Rule 16b-3(a)(3)(i), promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), or any successor statute or regulation comprehending the same subject matter. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and the acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Subject to the provisions of this Plan, the Committee may from time to time adopt such rules for the administration of this Plan as it deems appropriate. The decision of the Committee on any matter affecting this Plan or the rights and obligations arising under this Plan or any option granted hereunder, shall be final, conclusive and binding upon all persons, including without limitation the Company, stockholders, employees and optionees. To the full extent permitted by law, (i) no member of the Committee or the CEO Stock Option Committee (as defined in this paragraph 2) shall be liable for any action or determination taken or made in good faith with respect to this Plan or any option granted hereunder and (ii) the members of the Committee and the CEO Stock Option Committee shall be entitled to indemnification by the Company against and from any loss incurred by such member or person by reason of any such actions and determinations. The Committee may delegate all or any part of its authority under this Plan to a one person committee consisting of the Chief Executive Officer of the Company as its sole member (the "CEO Stock Option Committee") for purposes of granting and administering awards granted to persons other than persons who are then subject to the reporting requirements of Section 16 of the Exchange Act ("Section 16 Individuals").

3. SHARES SUBJECT TO PLAN. The shares that may be made subject to options granted under this Plan shall be authorized and unissued shares of common stock (the "Common Shares") of the Company, $.01 par value, or Common Shares held in treasury, and they shall not exceed 4,129,400 [4,829,400 as proposed to be amended] in the aggregate, except that, if any option lapses or terminates for any reason before such option has been completely exercised, the Common Shares covered by the unexercised portion of such option may again be made subject to options granted under this Plan. Appropriate adjustments in the number of shares and in the purchase price per share may be made by the Committee in its sole discretion to give effect to adjustments made in the number of outstanding Common Shares of the Company through a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other relevant change, provided that fractional shares shall be rounded to the nearest whole share.

4. ELIGIBLE PARTICIPANTS. Options may be granted under this Plan to any key employee of the Company or any subsidiary thereof, including any such employee who is also an officer or director of the Company or any subsidiary thereof. Nonstatutory stock options, as defined in paragraph 5(a) hereof, also shall be granted to directors of the Company who are not employees of the Company or any subsidiary thereof (the "Outside Directors") in accordance with paragraph 6 hereof and may also be granted to other individuals or entities who are not "employees" but who provide services to the Company or a parent or subsidiary thereof in the capacity of an Outside Director, advisor or consultant. References herein to "employed," "employment" and similar terms (except "employee") shall include the providing of services in any such capacity or as a director. The employees and other individuals and entities to whom options may be granted pursuant to this paragraph 4 are referred to herein as "Eligible Participants."

5.  TERMS AND CONDITIONS OF EMPLOYEE OPTIONS.

          (a) Subject to the terms and conditions of this Plan, the Committee may, from time to time prior to December 1, 2006 [November 24, 2008 as proposed to be amended], grant to such Eligible Participants as the Committee may determine options to purchase such number of Common Shares of the Company on such terms and conditions as the Committee may determine; provided, however, that no Eligible Participant may be granted options with respect to more than 250,000 Common Shares during any calendar year. In determining the Eligible Participants to whom options shall be granted and the number of Common Shares to be covered by each option, the Committee may take into account the nature of the services rendered by the respective Eligible Participants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion shall deem relevant. The date and time of approval by the Committee of the granting of an option shall be considered the date and the time of the grant of such option. The Committee in its sole discretion may designate whether an option granted to an employee is to be considered an "incentive stock option" (as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended, or any amendment thereto (the "Code")) or a nonstatutory stock option (an option granted under this Plan that is not intended to be an "incentive stock option"). The Committee may grant both incentive stock options and nonstatutory stock options to the same employee. However, if an incentive stock option and a nonstatutory stock option are awarded simultaneously, such options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one such option affect the right to exercise the other. To the extent that the aggregate Fair Market Value (as defined in paragraph 5(c)) of Common Shares with respect to which incentive stock options (determined without regard to this sentence) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as nonstatutory stock options.

          (b) The purchase price of each Common Share subject to an option granted pursuant to this paragraph 5 shall be fixed by the Committee. For nonstatutory stock options, such purchase price may be set at not less than 50% of the Fair Market Value (as defined below) of a Common Share on the date of grant. For incentive stock options, such purchase price shall be no less than 100% of the Fair Market Value of a Common Share on the date of grant, provided that if such incentive stock option is granted to an employee who owns, or is deemed under Section 424(d) of the Code to own, at the time such option is granted, stock of the Company (or of any parent or subsidiary of the Company) possessing more than 10% of the total combined voting power of all classes of stock therein (a "10% Stockholder"), such purchase price shall be no less than 110% of the Fair Market Value of a Common Share on the date of grant.

          (c) For purposes of this Plan, the "Fair Market Value" of a Common Share at a specified date shall, unless otherwise expressly provided in this Plan, mean the closing sale price of a Common Share on the date immediately preceding such date or, if no sale of such shares shall have occurred on that date, on the next preceding day on which a sale of such shares occurred, on the Composite Tape for New York Stock Exchange listed shares or, if such shares are not quoted on the Composite Tape for New York Stock Exchange listed shares, on the principal United States securities exchange registered under the Act, on which the shares are listed, or, if such shares are not listed on any such exchange, on the Nasdaq Stock Market or any similar system then in use or, if such shares are not included on the Nasdaq Stock Market or any similar system then in use, the mean between the closing "bid" and the closing "asked" quotation of such a share on the date immediately preceding the date as of which such Fair Market Value is being determined, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a quotation is made, on an NASD System or any similar system then in use, provided that if the shares in question are not quoted on any such system, Fair Market Value shall be what the Committee determines in good faith to be 100% of the fair market value of such a share as of the date in question. Notwithstanding anything stated in this paragraph, if the applicable securities exchange or system has closed for the day by the time the determination is being made, all references in this paragraph to the date immediately preceding the date in question shall be deemed to be references to the date in question.

          (d) Each option agreement provided for in paragraph 14 hereof shall specify when each option granted under this Plan shall become exercisable.

          (e) Each option granted pursuant to this paragraph 5 and all rights to purchase shares thereunder shall cease on the earliest of:

               (i) ten years after the date such option is granted (or in the case of an incentive stock option granted to a 10% Stockholder, five years after the date such option is granted) or on such date prior thereto as may be fixed by the Committee on or before the date such option is granted;

              (ii) the expiration of the period after the termination of the optionee's employment within which the option is exercisable as specified in paragraph 8(b) or 8(c), whichever is applicable; or

             (iii) the date, if any, fixed for cancellation pursuant to paragraph 9 of this Plan.

In no event shall any option be exercisable at any time after its original expiration date. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.

6.  TERMS AND CONDITIONS OF OUTSIDE DIRECTOR OPTIONS.

          (a) Subject to the terms and conditions of this Plan, the Committee shall grant options to each Outside Director who is not on the date such option would be granted the beneficial owner (as defined in Rule 13d-3 under the Act) of more than 5% of the outstanding Common Shares, on the terms and conditions set forth in this paragraph 6. During the term of this Plan and provided that sufficient Common Shares are available pursuant to paragraph 3:

               (i) each person who is elected to be an Outside Director and who was not at any time previously a director of the Company shall be granted a nonstatutory stock option. The date such person is elected to be an Outside Director of the Company shall be the date of grant for such options granted pursuant to this subparagraph 6(a)(i). The number of Common Shares covered by each such option shall be 5,000;

              (ii) each person who is an Outside Director at the conclusion of an Annual Meeting of Stockholders shall be granted a nonstatutory stock option on the date of such Annual Meeting of Stockholders. The date of such Annual Meeting of Stockholders shall also be the date of grant for options granted pursuant to this subparagraph 6(a)(ii). The number of Common Shares covered by each such option shall be 1,500;

             (iii) each person who is elected to be an Outside Director between Annual Meetings of Stockholders shall be granted a nonstatutory stock option. The date such person is elected to be an Outside Director of the Company by the Board shall be the date of grant for such options granted pursuant to this subparagraph 6(a)(iii). The number of Common Shares covered by each such option shall be 1,500 multiplied by a fraction, the numerator of which shall be 12 minus the number of whole 30-day months that have elapsed from the date of the most recent Annual Meeting of Stockholders to the date such person is elected to be an Outside Director, and the denominator of which shall be 12;

              (iv) each person who is an Outside Director at the conclusion of an Annual Meeting of Stockholders may elect in writing to be granted a nonstatutory stock option on the date of such Annual Meeting of Stockholders in lieu of all cash compensation to which such Outside Director would be entitled for the Board year of the Company commencing with such Annual Meeting of Stockholders. The date of such Annual Meeting of Stockholders shall also be the date of grant for options granted pursuant to this subparagraph 6(a)(iv). The number of Common Shares covered by each such option shall be 6,000. Any such election by an Outside Director shall be subject to prior approval by the Committee; and

               (v) each person who is elected to be an Outside Director between Annual Meetings of Stockholders may elect in writing to be granted a nonstatutory stock option in lieu of all cash compensation to which such Outside Director would otherwise be entitled for the period commencing with the date such person is elected to be an Outside Director of the Company by the Board and ending on the date of the next Annual Meeting of Stockholders. The date such person is elected to be an Outside Director of the Company by the Board shall be the date of grant for such options granted pursuant to this subparagraph 6(a)(v). The number of Common Shares covered by each such option shall be 6,000 multiplied by a fraction, the numerator of which shall be 12 minus the number of whole 30-day months that have elapsed from the date of the most recent Annual Meeting of Stockholders to the date such person is elected to be an Outside Director, and the denominator of which shall be 12. Such election by an Outside Director shall be subject to prior approval by the Committee.

          (b) The purchase price of each Common Share subject to an option granted to an Outside Director pursuant to this paragraph 6 shall be the Fair Market Value of a Common Share on the date of grant.

          (c)(i) Subject to the provisions of paragraphs 6(d) and 6(e) hereof, (x) options granted to Outside Directors pursuant to subparagraph 6(a)(ii) and (iv) and (y) options granted to Outside Directors pursuant to subparagraph 6(a)(i) if the date of grant of such options is the date of an Annual Meeting of Stockholders shall vest and become exercisable in accordance with the following schedule:



          Annual Meeting                     Cumulative Percentage
          of Stockholders                    Becoming Exercisable
          ---------------                    --------------------
          One Year After Grant                         50%
          Two Years After Grant                        100%


              (ii)  Subject to the provisions of paragraph 6(d) and 6(e) hereof,
          (x) the options granted to Outside Directors pursuant to subparagraphs 6(a)(iii) and (v) and (y) options granted to Outside Directors pursuant to subparagraph 6(a)(i) if the date of grant of such options is a date other than the date of an Annual Meeting of Stockholders shall vest and become exercisable in accordance with the following schedule:


          Anniversary of the                 Cumulative Percentage
          Date of Grant                      Becoming Exercisable
          ---------------                    --------------------
          One Year After Grant                         50%
          Two Years After Grant                       100%


          (d) Notwithstanding the vesting schedules set forth in paragraph 6(c) hereof, an option held by an Outside Director shall vest and become immediately exercisable upon the latest of (i) the date on which such Outside Director attains 62 years of age, (ii) the date on which such Outside Director has completed five years of Service (as hereinafter defined) and (iii) the first anniversary of the date of grant of such option or, if applicable, the Annual Meeting of Stockholders next succeeding the Annual Meeting at which such option was granted. Any option granted to an Outside Director on or after the first accelerated vesting date for such Outside Director shall automatically vest on the Annual Meeting of Stockholders next succeeding the Annual Meeting at which such option was granted. As used herein, "Service" shall mean service to the Company or any subsidiary thereof in the capacity of any advisor, consultant, employee, officer or director, and Service as a director from an Annual Meeting of Stockholders to the next succeeding Annual Meeting shall constitute a year of Service, notwithstanding that such period may actually be more or less than one year.

          (e) Each option granted to an Outside Director pursuant to this paragraph 6 and all rights to purchase shares thereunder shall terminate on the earliest of:

               (i)  ten years after the date such option is granted;

              (ii) the expiration of the period specified in paragraph 8(b) or 8(c), whichever is applicable, after an Outside Director ceases to be a director of the Company; or

              (iii) the date, if any, fixed for cancellation pursuant to paragraph 9 of this Plan.

In no event shall such option be exercisable at any time after its original expiration date. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.


7. MANNER OF EXERCISING OPTIONS. A person entitled to exercise an option granted under this Plan may, subject to its terms and conditions and the terms and conditions of this Plan, exercise it in whole at any time, or in part from time to time, by delivery to the Company at its principal executive office, to the attention of its President, of written notice of exercise, specifying the number of shares with respect to which the option is being exercised, accompanied by payment in full of the purchase price of the shares to be purchased at the time. The purchase price of each share on the exercise of any option shall be paid in full in cash (including check, bank draft or money order) at the time of exercise or, at the discretion of the holder of the option, by delivery to the Company of unencumbered Common Shares having an aggregate Fair Market Value on the date of exercise equal to the purchase price, or by a combination of cash and such unencumbered Common Shares. Provided, however, that a person exercising a stock option shall not be permitted to pay any portion of the purchase price with stock if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company. No shares shall be issued until full payment therefor has been made, and the granting of an option to an individual shall give such individual no rights as a stockholder except as to shares issued to such individual.

8.  TRANSFERABILITY AND TERMINATION OF OPTIONS.

          (a) During the lifetime of an optionee, only such optionee or his or her guardian or legal representative may exercise options granted under this Plan, and no option granted under this Plan shall be assignable or transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder; provided, however, that any optionee may transfer a nonstatutory stock option granted under this Plan to a member or members of his or her immediate family (i.e., his or her children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if (i) the option agreement with respect to such options, which must be approved by the Committee, expressly so provides either at the time of initial grant or by amendment to an outstanding option agreement and (ii) the optionee does not receive any consideration for the transfer. Any options held by any such transferee shall continue to be subject to the same terms and conditions that were applicable to such options immediately prior to their transfer and may be exercised by such transferee as and to the extent that such option has become exercisable and has not terminated in accordance with the provisions of the Plan and the applicable option agreement. For purposes of any provision of this Plan relating to notice to an optionee or to vesting or termination of an option upon the death, disability or termination of employment of an optionee, the references to "optionee" shall mean the original grantee of an option and not any transferee.

          (b) During the lifetime of an optionee, an option may be exercised only while the optionee is employed by the Company or a parent or subsidiary thereof, and only if such optionee has been continuously so employed since the date the option was granted, except that:

               (i) unless otherwise provided in a stock option agreement, an option granted to an optionee who is not an Outside Director shall continue to be exercisable for three months after termination of such optionee's employment but, unless otherwise provided in a stock option agreement, only to the extent that the option was exercisable immediately prior to such optionee's termination of employment, and unless otherwise provided in a stock option agreement, an option granted to an optionee who is an Outside Director shall continue to be exercisable after such Outside Director ceases to be a director of the Company but, unless otherwise provided in a stock option agreement, only to the extent that the option was exercisable immediately prior to such Outside Director's ceasing to be a director;

              (ii) in the case of an optionee who is disabled (within the meaning of Section 22(e)(3) of the Code) while employed, the option granted to such optionee may be exercised within one year after termination of such optionee's employment; and

             (iii) as to any optionee whose termination occurs following a declaration pursuant to paragraph 9 of this Plan, the option granted to such optionee may be exercised at any time permitted by such declaration.

          (c) An option may be exercised after the death of the optionee, but only within one year after the death of such optionee.

          (d) In the event of the disability (within the meaning of Section 22(e)(3) of the Code) or death of an optionee, any option granted to such optionee that was not previously exercisable shall become immediately exercisable in full if the disabled or deceased optionee shall have been continuously employed by the Company or a parent or subsidiary thereof between the date such option was granted and the date of such disability, or, in the event of death, a date not more than three months prior to such death.

9. DISSOLUTION, LIQUIDATION, MERGER. In the event of (a) a proposed merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, unless appropriate provision shall have been made for the protection of the outstanding options granted under this Plan by the substitution, in lieu of such options, of options to purchase appropriate voting common stock (the "Survivor's Stock") of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, or, alternatively, by the delivery of a number of shares of the Survivor's Stock which has a Fair Market Value as of the effective date of such merger or consolidation equal to the product of (i) the excess of (x) the Event Proceeds per Common Share (as hereinafter defined) covered by the option as of such effective date, over
(y) the option price per Common Share, times (ii) the number of Common Shares covered by such option, or (b) the proposed dissolution or liquidation of the Company (such merger, consolidation, dissolution or liquidation being herein called an "Event"), the Committee shall declare, at least ten days prior to the actual effective date of an Event, and provide written notice to each optionee of the declaration, that each outstanding option, whether or not then exercisable, shall be cancelled at the time of, or immediately prior to the occurrence of, the Event (unless it shall have been exercised prior to the occurrence of the Event) in exchange for payment to the holder of each cancelled option, within ten days after the Event, of cash equal to the amount (if any), for each Common Share covered by the cancelled option, by which the Event Proceeds per Common Share (as hereinafter defined) exceeds the exercise price per Common Share covered by such option. At the time of the declaration provided for in the immediately preceding sentence, each option shall immediately become exercisable in full and each holder of an option shall have the right, during the period preceding the time of cancellation of the option, to exercise his or her option as to all or any part of the Common Shares covered thereby. Each outstanding option granted pursuant to this Plan that shall not have been exercised prior to the Event shall be cancelled at the time of, or immediately prior to, the Event, as provided in the declaration, and this Plan shall terminate at the time of such cancellation, subject to the payment obligations of the Company provided in this paragraph 9. For purposes of this paragraph, "Event Proceeds per Common Share" shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Common Share by the stockholders of the Company upon the occurrence of the Event.

10. SUBSTITUTION OPTIONS. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of the Company or a subsidiary of the Company, or whose employer is about to become a subsidiary of the Company, as the result of a merger or consolidation of the Company or a subsidiary of the Company with another corporation, the acquisition by the Company or a subsidiary of the Company of all or substantially all the assets of another corporation or the acquisition by the Company or a subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but with respect to stock options which are incentive stock options, no such variation shall be permitted which affects the status of any such substitute option as an incentive stock option under Section 422A of the Code.

11. TAX WITHHOLDING. Delivery of Common Shares upon exercise of any nonstatutory stock option granted under this Plan shall be subject to any required withholding taxes. A person exercising such an option may, as a condition precedent to receiving the Common Shares, be required to pay the Company a cash amount equal to the amount of any required withholdings. In lieu of all or any part of such a cash payment, the Committee may, but shall not be required to, permit the optionee to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover such optionee's full FICA and federal, state and local income tax liability with respect to income arising from the exercise of the option, through a reduction of the number of Common Shares delivered to the person exercising the option or through a subsequent return to the Company of shares delivered to the person exercising the option.

12. TERMINATION OF EMPLOYMENT. Neither the transfer of employment of an optionee between any combination of the Company, a parent corporation or a subsidiary thereof, nor a leave of absence granted to such optionee and approved by the Committee, shall be deemed a termination of employment for purposes of this Plan. The terms "parent" or "parent corporation" and "subsidiary" as used in this Plan shall have the meaning ascribed to "parent corporation" and "subsidiary corporation", respectively, in Sections 424(e) and (f) of the Code.

13. OTHER TERMS AND CONDITIONS. The Committee shall have the power, subject to the other limitations contained herein, to fix any other terms and conditions for the grant or exercise of any option under this Plan. Nothing contained in this Plan, or in any option granted pursuant to this Plan, shall confer upon any optionee any right to continued employment by the Company or any parent or subsidiary of the Company or limit in any way the right of the Company or any such parent or subsidiary to terminate an optionee's employment at any time.

14. OPTION AGREEMENTS. All options granted under this Plan shall be evidenced by a written agreement in such form or forms as the Committee may from time to time determine, which agreement shall, among other things, designate whether the options being granted thereunder are nonstatutory stock options or incentive stock options under Section 422 of the Code.

15. AMENDMENT AND DISCONTINUANCE OF PLAN. The Board may at any time amend, suspend or discontinue this Plan; provided, however, that no amendment by the Board shall, without further approval of the Stockholders of the Company, if required in order for the Plan to continue to meet the requirements of the Code:

     (a)  change the persons eligible to receive options;

     (b) except as provided in paragraph 3 hereof, increase the total number of Common Shares of the Company which may be made subject to options granted under this Plan;

     (c) except as provided in paragraph 3 hereof, change the minimum purchase price for the exercise of an option; or

     (d)  extend the term of this Plan beyond December 1, 2006
     [November 24, 2008 as proposed to be amended]

No amendment to this Plan shall, without the consent of the holder of the option, alter or impair any options previously granted under this Plan.

         16.  EFFECTIVE DATE.  This Plan shall be effective July 26, 1989.

                      DIGI INTERNATIONAL INC.                                                 THIS PROXY IS SOLICITED ON BEHALF
         [LOGO]       11001 BREN ROAD EAST                                                    OF THE BOARD OF DIRECTORS
                      MINNETONKA, MINNESOTA 55343                                             The undersigned hereby appoints
                                                                                              John P. Schinas and Jerry A. Dusa,
                                                                                              and each of
                                                                                              them, as Proxies, each with the
                                                                                              power to appoint his substitute,
                                                                                              and hereby authorizes such Proxies
                                                                                              to represent and to vote, as
                                                                                              designated below, all the shares of
                                                                                              Common Stock of Digi International
                                                                                              Inc. held of record by the
                                                                                              undersigned on December 11, 1998,
                                                                                              at the Annual Meeting of
                                                                                              Stockholders to be held on January
                                                                                              27, 1999, or any adjournment
                                                                                              thereof.

PROXY

1.   ELECTION OF DIRECTORS. Nominees to the Board of Directors are Robert S. Moe and John P. Schinas. All nominees will serve for a term of three years.
     / / FOR ALL NOMINEES LISTED ABOVE                             / / WITHHOLD AUTHORITY
       (except as marked to the contrary below)                      to vote for all nominees listed above
(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)
2.   AMENDMENT OF THE DIGI INTERNATIONAL INC. STOCK OPTION PLAN (THE "PLAN") to reserve 700,000 additional shares of Common
     Stock for future awards and to extend the expiration date and the Plan from December 1, 2006 to November 24, 2008.
     / / FOR                         / / AGAINST                         / / ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Signature if held jointly

                                        Dated: ------------------------------

                                        PLEASE MARK, SIGN, DATE AND RETURN
                                        THE PROXY CARD PROMPTLY USING THE
                                        ENCLOSED ENVELOPE